Exhibit 5.1

Gibson, Dunn & Crutcher LLP 2001 Ross Aveune Dallas, TX 75201-2911 Tel 214.698.3100 www.gibsondunn.com

October 21, 2020

Caliber Home Loans, Inc.

1525 S Belt Line Rd.

Coppell, TX 75019

Re:	Caliber Home Loans, Inc.
Registration Statement on Form S-1 (File No. 333-29240)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1, File No. 333-249240, as amended (the “Registration Statement”), of Caliber Home Loans, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with (i) the offering by the selling stockholder named in the Registration Statement of up to 26,450,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (including any shares that may be sold upon exercise of the underwriters’ option to purchase additional shares) and (ii) the issuance by the Company of up to 2,300,000 shares (the “Preferred Shares”; the Preferred Shares, together with the Common Shares, the “Shares”) of Series A Mandatory Convertible Preferred Stock, par value $0.0001 per share, with an initial liquidation preference of $50.00 per share (the “Preferred Stock”). The Preferred Shares are being issued under a Certificate of Designations to be dated as of the date of issuance thereof (the “Certificate of Designations”). Pursuant to the Certificate of Designations, the Preferred Shares will be convertible into shares of Common Stock (the “Conversion Shares”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

i.	the Common Shares are validly issued, fully paid and non-assessable;

October 21, 2020

ii.	the Preferred Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; and

iii.

when the Conversion Shares initially issuable pursuant to the Certificate of Designations upon conversion of the Preferred Stock have been issued by the Company in accordance with the Certificate of Designations, such Conversion Shares will be validly issued, fully paid and nonassessable.

For purposes of our opinion set forth in clause (iii) above, we have assumed without independent investigations that upon issuance of any Conversion Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation (as may be amended or amended and restated from time to time prior to such issuance) and other relevant documents.

This opinion is limited to the effect of the current state of the Delaware General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP